Exhibit 10(h)

As Amended December 4, 2002

XEROX CORPORATION

RESTRICTED STOCK PLAN FOR DIRECTORS

1996 AMENDMENT AND RESTATEMENT

1. NAME OF PLAN. This plan shall be known as the “Xerox Corporation Restricted Stock Plan For Directors” and is hereinafter referred to as the “Plan”.

2. EFFECTIVE DATE AND TERM. The Plan was originally effective as of January 1, 1988. This amendment and restatement is effective July 1, 1996. The Plan shall remain in effect until amended or terminated by action of the Board of Directors (the “Board”) of Xerox Corporation, a New York corporation (the “Company”).

3. ELIGIBLE PARTICIPANTS. Each member of the Board from time to time who is not a full time employee of the Company or any of its subsidiaries shall be eligible participants in the Plan ( the “Participants”).

4. AUTOMATIC RECEIPT OF RESTRICTED SHARES. In accordance with Section 14 of Article II of the By-Laws of the Company, until further action by the Board commencing with the calendar quarter beginning on July 1, 1996 in addition to any cash compensation established by the Board of Directors, each Participant shall be paid annual fees at the rate of $25,000 for service on the Board payable in shares of Common Stock, par value $1 per share, of the Company (the “Common Stock”) subject to the restrictions set forth in Section 6 hereof. Such fee shall be payable in equal quarterly installments on the first day of the month next following the end of each calendar quarter for services on the Board and any Committee(s) thereof in such calendar quarter. The number of shares of Common Stock to be issued to each Participant on each payment date shall be determined by dividing such quarterly installment by the Fair Market Value of such shares as hereinafter defined. The Board shall have the authority to change the amount of annual fees for service on the Board payable in shares of Common Stock under this Section 4 not more frequently than annually.

5. ELECTION TO RECEIVE ADDITIONAL RESTRICTED SHARES. Each Participant shall have the right to elect, on forms provided by the Company, to receive up to one hundred percent of their annual fee for services on the Board which would otherwise be payable in cash (other than fees which have been deferred under the Company’s 1981 Deferred Compensation Plan For Directors), in the form of shares of Common Stock. Any part of the fee elected to be paid in shares shall be payable in equal quarterly installments on the first day of the month next following the end of each calendar quarter for services on the Board in such calendar quarter. The number of shares to be issued at the time of payment shall be determined by dividing the amount elected to be taken in the form of shares by the Fair Market Value of such shares. Such election must be made prior to the calendar year the fees for which are to be paid in shares but not less than six months prior to the date any shares are to be distributed in accordance with such election. The shares receivable under this Section may be made subject to the restrictions set forth in Section 6 at the election of the Participant made at the same time the Participant elects to receive shares under this Section. Elections under this Section shall remain in effect from year to year until changed by the Participant. New elections or changes to existing elections under this Section must be made on or before December 31 of any year for amounts to be earned in a subsequent calendar year or years.

6. RESTRICTIONS ON SHARES. The shares issued under Section 4, and those issued under Section 5 which are elected to be covered by this Section, shall be restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation) except that such restrictions shall lapse upon:

(a) Death of the Participant;

(b) Disability of the Participant preventing continued service on the Board;

(c) Retirement of the Participant from service as a Director of the Company in accordance with the policy on retirement of non-employee Directors then in effect;

(d) Termination of service as a Director with the consent of a majority of the members of the Board other than the Participant; or

(e) A Change in Control as hereinafter defined.

If a Participant ceases to be a Director of the Company for any other reason, the shares issued to such Director subject to this Section shall be forfeited and revert to the Company.

The certificates for shares which are subject to this Section shall be held by the Company until lapse of restrictions as provided in this Section, provided, however, the Participant shall be entitled to all voting, dividend and distribution rights for such shares.

Participants shall have the right to direct in writing, on forms provided by the Company, that upon lapse of restrictions in accordance with subsections (a) through (e) above, the shares held by such Participant under the Plan shall be transferred and delivered by the Company to the individuals or entities as specified by the Participant in such form.

7. FAIR MARKET VALUE. The term “Fair Market Value” shall mean the closing price of the Common Stock in consolidated trading on the last trading day preceding the relevant payment date as reported in the Wall Street Journal.

8. FRACTIONS OF SHARES. Whenever under the terms of the Plan a fractional share would be required to be issued, the number of shares shall be rounded up to the next highest whole number of shares.

9. CHANGE IN CONTROL. “Change in Control” shall be deemed to have occurred if (A) any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

10. WITHHOLDING TAXES. Whenever under the Plan shares are to be issued, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the issuance or delivery of any certificate or certificates for such shares.

11. GENERAL RESTRICTION. The issuance of shares or the delivery of certificates for such shares to recipients hereunder shall be subject to the requirement that, if at any time the Chief Financial Officer of the Company shall reasonably determine, in his discretion, that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Chief Financial Officer.

12. AUTHORIZED OR TREASURY SHARES. Shares issuable under the Plan may be authorized but unissued shares or may be treasury shares as shall be determined from time to time by the Chief Financial Officer of the Company.

13. RULE 16B-3. It is the intention that the Plan and the operation thereof qualify for the exemption provisions contained in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect from time to time or any successor rule (“Rule”). To the extent that the implementation or operation of any provision hereof does not comply with the requirements of the Rule as applicable to the Plan, such provision shall be inoperative or shall be interpreted, to the extent practicable, to apply in a manner not inconsistent with the requirements of the Rule.